PRELIMINARY PROXY STATEMENT

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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☑	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission
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☐	Definitive Proxy Statement	☐	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

VerifyMe, Inc.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT

VerifyMe, Inc.

Clinton Square, 75 S. Clinton Ave., Suite 510

Rochester, NY 14604

(585) 736-9400

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of VerifyMe:

We are pleased to invite you to attend the 2019 Annual Meeting of the Shareholders (the “Annual Meeting”) of VerifyMe, Inc., a Nevada corporation (“VerifyMe” or the “Company”), which will take place at 10:00 a.m., local time, on November 19, 2019 at the offices of Nason, Yeager, Gerson, Harris & Fumero, P.A., 3001 PGA Boulevard, Suite 305, Palm Beach Gardens, Florida 33410, for the following purposes:

1.	To elect seven directors;

2.	To authorize the Board of Directors to effect, in its discretion, a reverse stock split of the outstanding and treasury shares of the Company’s common stock at a ratio ranging from 1-for-25 to 1-for-120, to be determined by the Board of Directors, and to approve a corresponding amendment to the Company’s Amended and Restated Articles of Incorporation, as amended, to effect the reverse stock split;

3.	To ratify the selection of our independent registered public accounting firm for the year ending December 31, 2019;

4.

To approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting; and

5.	To transact such other business as may properly come before the Annual Meeting.

The Board of Directors has fixed the close of business on September 25, 2019 as the date (the “Record Date”) for a determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

Important notice regarding the availability of proxy materials for the Annual Meeting to be held on November 19, 2019. This Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2018 are available at: https://www.proxyvote.com.

If You Plan to Attend

Please note that space limitations make it necessary to limit attendance to shareholders. Registration and seating will begin at 9:30 a.m.  Shares can be voted at the meeting only if the holder is present in person or by valid proxy.

For admission to the meeting, each shareholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of stock ownership as of the Record Date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

If you do not plan on attending the meeting, please vote your shares via the Internet, by phone or by signing and dating the enclosed proxy and return it in the business envelope provided. Your vote is very important.

By the Order of the Board of Directors

/s/ Patrick White Patrick White Chief Executive Officer

Dated: October [___], 2019

Whether or not you expect to attend in person, we urge you to vote your shares at your earliest convenience. This will ensure the presence of a quorum at the Annual Meeting. Promptly voting your shares via the Internet, by phone or by signing, dating, and returning the enclosed proxy card will save us the expense and extra work of additional solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option. Your vote is important, so please act today!

PRELIMINARY PROXY STATEMENT

VerifyMe, Inc.

PRELIMINARY PROXY STATEMENT

VerifyMe, Inc.

Clinton Square, 75 S. Clinton Ave., Suite 510

Rochester, NY 14604

(585) 736-9400

2019 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

Why am I receiving these materials?

This proxy statement (the “Proxy Statement”) is being sent to the holders of shares of the voting stock of VerifyMe, Inc., a Nevada corporation (“VerifyMe” or the “Company”), in connection with the solicitation of proxies by VerifyMe for use at the 2019 Annual Meeting (the “Annual Meeting”) which will take place at 10:00 a.m. on November 19, 2019 at the offices of Nason, Yeager, Gerson, Harris & Fumero, P.A., 3001 PGA Boulevard, Suite 305, Palm Beach Gardens, Florida 33410. The proxy materials relating to the Annual Meeting are first being mailed to shareholders entitled to vote at the meeting on or about October [__], 2019. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 is being mailed concurrently with this Proxy Statement.

Who is entitled to vote?

The Board of Directors (the “Board”) has fixed the close of business on September 25, 2019 as the record date (the “Record Date”) for a determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 110,280,258 shares of common stock outstanding. Each share of the Company’s common stock represents one vote that may be voted on each matter that may come before the Annual Meeting. There are no shares of preferred stock that are entitled to vote.

What is the difference between holding shares as a record holder and as a beneficial owner?

If your shares are registered in your name with the Company’s transfer agent, West Coast Stock Transfer, Inc., you are the “record holder” of those shares. If you are a record holder, these proxy materials have been provided directly to you by the Company.

If your shares are held in a stock brokerage account, a bank or other holder of record, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials have been forwarded to you by that organization. As the beneficial owner, you have the right to instruct this organization on how to vote your shares.

Who may attend the meeting?

Record holders and beneficial owners may attend the Annual Meeting. If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date. Please see below for instructions on how to vote at the Annual Meeting if your shares are held in street name.

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How do I vote?

Record Holder

1.	Vote by Internet. The website address for internet voting is on your proxy card.
2.	Vote by phone. Call 1-800-690-6903 and follow the instructions on your proxy card.
3.	Vote by mail. Mark, date, sign and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).
4.	Vote in person. Attend and vote at the Annual Meeting.

If you vote by Internet or phone, please DO NOT mail your proxy card.

Beneficial Owner (Holding Shares in Street Name)

1.	Vote by Internet. The website address for Internet voting is on your vote instruction form.
2.	Vote by mail. Mark, date, sign and mail promptly the enclosed vote instruction form (a postage-paid envelope is provided for mailing in the United States).
3.	Vote in person. Obtain a valid legal proxy from the organization that holds your shares and attend and vote at the Annual Meeting.

What constitutes a quorum?

To carry on the business of the Annual Meeting, we must have a quorum. A quorum is present when a majority of the outstanding shares of stock entitled to vote, as of the Record Date, are represented in person or by proxy.

Shares owned by the Company are not considered outstanding or considered to be present at the Annual Meeting. Broker non-votes and abstentions are counted as present for the purpose of determining the existence of a quorum.

What happens if the Company is unable to obtain a quorum?

If a quorum is not present to transact business at the Annual Meeting, Norman Gardner, the Company’s Chairman of the Board, or Patrick White, the Company’s Chief Executive Officer are authorized to adjourn the Annual Meeting until a quorum is present or represented.

Which proposals are considered “Routine” or “Non-Routine”?

Proposals 2, 3 and 4 are routine.

Proposal 1 is non-routine.

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What is a broker non-vote?

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any non-routine proposal. This vote is called a “broker non-vote.” Broker non-votes do not count as a vote “FOR” or “AGAINST” Proposals 1, 3 or 4, but have the same effect as a vote “AGAINST” Proposal 2.

If you are the shareholder of record, and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting. If your shares are held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization may generally vote at its discretion on routine matters, but not on non-routine matters. If you sign your proxy card but do not provide instructions on how your broker should vote, your broker will vote your shares as recommended by the Board on any routine matter. See the note below and the following question and answer.

Important rule affecting beneficial owners holding shares in street name.

If your shares are held in street name, you must instruct the organization that holds your shares how to vote your shares. Brokers may not vote shares on the election of directors if they have not received instructions from their clients. Additionally, brokers may not vote shares on any “non-routine” proposals if they have not received instructions from their clients. Please submit your voting instructions so that your vote is counted.

How are abstentions treated?

Abstentions only have an effect on the outcome of any matter being voted on that requires the approval based on the Company’s total voting stock outstanding. On matters where abstentions have an effect, abstentions will reduce the number of affirmative votes received, but not the required amount needed for the proposal to pass.

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How many votes are needed for each proposal to pass, is broker discretionary voting allowed and what is the effect of an abstention?

Proposals		Vote Required	Broker Discretionary Vote Allowed	Effect of Abstentions on the Proposal
1.	To elect seven directors;	Plurality	No	No effect*

2.	To authorize the Board to effect, in its discretion, a reverse stock split of the outstanding and treasury shares of the
Company’s common stock at a ratio ranging from 1-for-25
to 1-for-120, to be determined by the Board of Directors,
and to approve a corresponding amendment to the
Company’s Amended and Restated Articles of
	Incorporation, as amended, to effect the reverse stock split;	Majority of the outstanding voting power	Yes	Equivalent to a vote against

3.	To ratify the selection of our independent registered public accounting firm for the year ending December 31, 2019; and	Majority of the votes cast	Yes	No effect*

4.

To approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting.

		Majority of the votes cast	Yes	No effect*

*Abstentions will reduce the number of affirmative votes received, but not the required percentage needed for the proposal to pass. Withholding votes on the election of directors is equivalent to an abstention.

Effective September 5, 2019, Mr. Laurence Blickman, a former director, granted the Board an irrevocable proxy to vote all shares of the Company’s common stock beneficially owned by him, which constitutes approximately 7.48% of our common stock issued and outstanding as of the Record Date, on all matters with limited exceptions, which proxy expires on December 4, 2019. A copy of the irrevocable proxy was filed with the Securities and Exchange Commission (the “SEC”) on September 16, 2019. Mr. Blickman retained the dispositive power with respect to these shares and has sold 1,099,551 shares as of the date of this Proxy Statement.

What are the voting procedures?

In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to the remaining proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any of these proposals. You should specify your respective choices on the accompanying proxy card or your vote instruction form.

Is my proxy revocable?

You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to the Corporate Secretary of VerifyMe, by delivering a proxy card dated after the date of the proxy or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: VerifyMe, Inc., Clinton Square, 75 S. Clinton Ave., Suite 510 Rochester, NY 14604 Attention: Corporate Secretary.

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Who is paying for the expenses involved in preparing and mailing this proxy statement?

All of the expenses involved in preparing, assembling and mailing these proxy materials and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by the Company’s officers and regular employees by telephone or in person. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and we may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you submit a signed proxy card, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason any of the Company’s nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

What is “householding” and how does it affect me?

Record holders who have the same address and last name will receive only one copy of their proxy materials, unless we are notified that one or more of these record holders wishes to continue receiving individual copies. This procedure will reduce the Company’s printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of these proxy materials, or if you hold VerifyMe stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Company’s Corporate Secretary at: VerifyMe, Inc., Clinton Square, 75 S. Clinton Ave., Suite 510 Rochester, NY 14604 Attention: Corporate Secretary.

If you participate in householding and wish to receive a separate copy of these proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Company’s Corporate Secretary as indicated above. Beneficial owners can request information about householding from their brokers, banks or other holders of record.

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Do I have dissenters’ (appraisal) rights?

Appraisal rights are not available to VerifyMe shareholders with any of the proposals brought before the Annual Meeting.

Can a shareholder present a proposal to be considered at the 2020 Annual Meeting?

No business may be transacted at the 2020 Annual Meeting of shareholders (the “2020 Annual Meeting”) other than business that is: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof); (b) otherwise properly brought before the meeting by or at the direction of the Board (or any duly authorized committee thereof); or (c) in the case of an annual meeting, otherwise properly brought before the meeting by any shareholder of the Company, (i) who is a shareholder of record on the date of the giving of the notice and on the record date for the determination of shareholders entitled to vote at such meeting, and (ii) who complies with the notice procedures set forth in the Company’s Bylaws.

Proposals by shareholders and persons nominated for election as directors by shareholders shall be considered at the 2020 Annual Meeting only if advance notice thereof has been timely given by the shareholder and such proposals or nominations are otherwise proper for consideration under applicable law, the Company’s Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”), and the Company’s Amended and Restated Bylaws (the “Bylaws”). Notice of any proposal to be presented by any shareholder or of the name of any person to be nominated by any shareholder for election as a director of the Company at any meeting of shareholders shall be delivered to the Corporate Secretary of the Company at its principal office not less than 60 nor more than 90 days prior to the day of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the day of the meeting, such advance notice shall be given not more than 10 days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than 70 days in advance of the 2020 Annual Meeting if the Company shall have previously disclosed, in the Bylaws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board determines to hold the meeting on a different date.

Any shareholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons such shareholder favors the proposal and setting forth such shareholder’s name and address, the number and class of all shares of each class of stock of the Company beneficially owned by such shareholder and any material interest of such shareholder in the proposal (other than as a shareholder). Any shareholder desiring to nominate any person for election as a director of the Company shall deliver with such notice a statement, in writing, setting forth (i) the name of the person to be nominated, (ii) the number and class of all shares of each class of stock of the Company beneficially owned by such person, (iii) the information regarding such person required by Item 401 of Regulation S-K adopted by the SEC (or the corresponding provisions of any regulation subsequently adopted by the SEC applicable to the Company) and any other information regarding such person which would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had such nominee been nominated, or intended to be nominated by the Board, (iv) such person’s signed consent to serve as a director of the Company if elected, (v) such shareholder's name and address and the number and class of all shares of each class of stock of the Company beneficially owned by such shareholder, (vi) a representation that such shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (vii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the shareholder.

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The person presiding at the 2020 Annual Meeting shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been duly given.

A nomination or other proposal will be disregarded if it does not comply with the above procedures. All proposals and nominations should be sent to VerifyMe, Inc., Clinton Square, 75 S. Clinton Ave., Suite 510 Rochester, NY 14604 Attention: Corporate Secretary.

We reserve the right to amend the Bylaws and any change will apply to the 2020 Annual Meeting unless otherwise specified in the amendment.

Interest of Officers and Directors in Matters to Be Acted Upon

Except in the election to the Company’s nominees, none of the officers or directors have any interest in any of the matters to be acted upon at the Annual Meeting.

The Board Recommends that Shareholders Vote “For” Proposals 1, 2, 3 and 4.

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PROPOSAL 1. ELECTION OF DIRECTORS

The size of our Board is currently set at seven directors and the Board currently consists of six directors with one vacancy. The terms of all of the Company’s current directors will expire at the Annual Meeting. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the following incumbent directors: (i) Norman Gardner, (ii) Christopher Gardner, (iii) Marshall Geller, (iv) Howard Goldberg, (v) Arthur Laffer and (vi) Patrick White, and one director nominee, Scott Greenberg, for election at the Annual Meeting, each for a one-year term that expires at the next year’s annual shareholders’ meeting.

If all of the directors and the director nominee named in this Proxy Statement are elected at the Annual Meeting the Board will consist of seven directors. The proxies cannot be voted for a greater number of persons than the number of the director nominees named in this Proxy Statement.

All of the nominees listed above have been nominated by the Board and have agreed to serve if elected. The seven persons who receive the most votes cast will be elected and will serve as directors until the next Annual Meeting. If a nominee becomes unavailable for election before this Annual Meeting, the Board can name a substitute nominee and proxies will be voted for such substitute nominee unless an instruction to the contrary is written on the proxy card.

The Board recommends a vote “For” the election of the director nominees.

DIRECTORS AND EXECUTIVE OFFICERS

Directors

Name	Age	Position
Norman Gardner	77	Chairman
Christopher Gardner	65	Director
Marshall Geller	80	Director
Howard Goldberg	74	Director
Scott Greenberg	63	Director Nominee
Arthur Laffer	79	Director
Patrick White	66	Director and Chief Executive Officer

Director Nominee Biographies

Norman Gardner – Mr. Gardner, the Company’s founder, was appointed as Chairman of the Board on January 28, 2017. Mr. Gardner was previously a director and Vice-Chairman of the Company from the Company’s inception in November 1999 until January 1, 2013.  Mr. Gardner served as Chief Executive Officer of the Company from November 1999 until January 1, 2013, and from January 28, 2017 until August 9, 2017. Mr. Gardner has been a consultant to the Company since June 2017 and was previously a consultant to the Company from January 2013 until January 2017. As our Chairman and Founder, he brings to the Board extensive knowledge of the Company’s products, structure, history, major shareholders and culture.

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Christopher Gardner – Christopher Gardner has served as a director of the Company since May 8, 2019. Mr. Gardner has been a Senior Advisor to Wisdom Tree Investments, Inc. (NASDAQ:WETF), an exchange-traded fund, since June 12, 2018. From October 2010 until April 2016, he was the Ambassador of Happyness for AARP, a nonprofit organization dedicated to empowering Americans age 50 and older. Mr. Gardner is an international best-selling author and award-winning film producer. Mr. Gardner established the institutional brokerage firm of Gardner Rich and Company in 1989 that closed in December 2012. Mr. Gardner was selected to serve on the Board for his entrepreneurial experience and network of relationships, which the Board believes are valuable assets to the Company and its growth. Christopher Gardner is not related to Norman Gardner.

Scott Greenberg – Mr. Greenberg has been nominated for election to the Board at the 2019 Annual Meeting. Mr. Greenberg has served as Chief Executive Officer of GP Strategies Corporation (“GP Strategies”) since April 2005. He was President of GP Strategies from 2001 to 2006, Chief Financial Officer from 1989 until 2005, Executive Vice President from 1998 to 2001, Vice President from 1985 to 1998, and held various other positions with GP Strategies since 1981. Mr. Greenberg was also a Director of Wright Investors’ Service Holdings, Inc., formerly National Patent Development Corporation (“NPDC”), from 2004 to 2015. The Board believes Mr. Greenberg is qualified to serve on the Board because, if elected, he would bring to the Board significant experience and expertise in management, acquisitions and strategic planning, as well as many years of finance and related transactional experience.

Arthur Laffer – Dr. Laffer has served as a director of the Company since March 23, 2019. Dr. Laffer is the founder and chairman of Laffer Associates, an institutional economic research and consulting firm, as well as Laffer Investments, an institutional investment management firm utilizing diverse investment strategies. Dr. Laffer has served as a director of EVO Transportation & Energy Services, Inc. (OTCPINK: EVOA) since August 2018, GEE Group, Inc. (NYSE American: JOB) since January 2015, and NexPoint Residential Trust Inc. (NYSE: NXRT) since May 2015. Dr. Laffer’s economic acumen and influence in triggering a world-wide tax-cutting movement in the 1980s have earned him the distinction in many publications as “The Father of Supply-Side Economics.” Dr. Laffer was a member of President Reagan’s Economic Policy Advisory Board for both of his two terms (1981-1989). Dr. Laffer also advised Prime Minister Margaret Thatcher on fiscal policy in the UK during the 1980s. In the early 1970s, Dr. Laffer was the first to hold the title of Chief Economist at the Office of Management and Budget under Mr. George Shultz. Additionally, Dr. Laffer served as Charles B. Thornton Professor of Business Economics at the University of Southern California and as Associate Professor of Business Economics at the University of Chicago. In June 2019, Dr. Laffer received the Presidential Medal of Freedom. The Board believes Dr. Laffer is qualified to serve on the Board because of his expertise in economics and his experience as a director of multiple companies.

Marshall Geller – Mr. Geller has served as a director of the Company since July 12, 2017. Mr. Geller has been a director and a member of the audit committee of GP Strategies Corporation (NYSE:GPX) since 2002. Mr. Geller was a director of Wright Investors’ Service Holdings Inc. (OTCMKT:WISH) since January 2015. Mr. Geller was a founder of St. Cloud Capital, a Los Angeles based private equity fund, and Senior Investment Advisor from December 2001 until September 2017. He has spent more than 50 years in corporate finance and investment banking, including 21 years as a Senior Managing Partner of Bear, Stearns & Co., with oversight of all operations in Los Angeles, San Francisco, Chicago, Hong Kong and the Far East. Mr. Geller is currently on the Board of Directors of UCLA Health System and is on the Board of Governors of Cedars Sinai Medical Center, Los Angeles. Mr. Geller also served on the Dean’s Advisory Council for the College of Business & Economics at California State University, Los Angeles. Mr. Geller was appointed to the Company’s Board for his experience as a managing partner of a private equity fund, his many years of experience and expertise as an investor in and adviser to companies in various sectors and his experience with serving on the board of directors of other companies.

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Howard Goldberg – Mr. Goldberg has served as a director of the Company since July 12, 2017. Mr. Goldberg served as a director of Winthrop Realty Trust from 2003 until August 2016, when it was converted to Winthrop Realty Liquidating Trust. Since August 2016, Mr. Goldberg has served as a trustee of the Winthrop Realty Liquidating Trust. Mr. Goldberg was a director of New York REIT, Inc. from March 2017 until October 2018, when it converted to a limited liability company called New York REIT LLC. Since October 2018, Mr. Goldberg has been a manager of New York REIT LLC. He has been retired since 1994 after a long career as a lawyer. He provided consulting services to the Company through December 31, 2017. Mr. Goldberg was appointed to the Board for his experience with being a director of other public companies and his legal expertise.

Patrick White – Patrick White has served as a director of the Company since July 12, 2017. Mr. White founded Document Security Systems, Inc. (NYSE:DSS), a technology company, and served as its chief executive officer and director from August 2002 until December 2012 and as its business consultant from 2012 to March 2015. He has been a director of Box Score Brands, Inc. (formerly, U-Vend, Inc.) since 2009. Mr. White was a Financial Adviser for the Monroe County Government from April 2016 until May 2017. Mr. White worked as an independent consultant from March 2015 until March 2016. He was a consultant to the Company from June 1, 2017 through August 14, 2017, when he was appointed Chief Executive Officer and President. Mr. White was appointed to our Board for his experience with previously serving as the chief executive officer of a public company.

Executive Officers

Name	Age	Position
Patrick White	66	Chief Executive Officer and President
Norman Gardner	77	Secretary and Treasurer
Margaret Gezerlis	38	Chief Financial Officer
Keith Goldstein	51	Chief Operating Officer

Patrick White – See above for Mr. Patrick White’s biography.

Norman Gardner – See above for Mr. Norman Gardner’s biography.

Margaret Gezerlis – Ms. Gezerlis has been the Company’s Chief Financial Officer since May 2018. In November 2018, Ms. Gezerlis became an employee of the Company. Ms. Gezerlis was previously an employee of the CFO Squad LLC from February 2018 until November 2018 where she worked as an independent contractor for the Company. Previously, Ms. Gezerlis was a Financial Reporting Manager at Bankrate.com from March 2017 until February 2018. Prior to her position at Bankrate.com, Ms. Gezerlis was a financial reporting manager at Westport Fuel Systems Inc. (Nasdaq:WPRT) from March 2014 to November 2016 and a performance services manager at Workiva Inc. (NYSE:WK) from June 2012 to March 2014. Ms. Gezerlis holds an international accounting qualification from the Association of Chartered Certified Accountants.

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Keith Goldstein – Mr. Goldstein has served as the Chief Operating Officer of the Company since September 1, 2017. Mr. Goldstein served as the Chief Executive Officer of Infinacom LLC, a provider of biometric based security solutions, from April 2018 until March 2019. He was previously Chief Executive Officer of ABCorp North America, a supplier of secure payment, retail and identification cards, vital record and transaction documents, systems and services to governments and financial institutions, from 2011 until April 2017, and has provided professional sales and advisory services to ABCorp since April 2017.

Family Relationships

There are no family relationships among the Company’s directors and/or executive officers.

CORPORATE GOVERNANCE

Board Responsibilities

The Board oversees, counsels, and directs management in regard to the long-term interests of the Company and its shareholders. The Board’s responsibilities include establishing broad corporate policies and reviewing the overall performance of the Company. The Board is not involved in the operating details on a day-to-day basis.

Director Independence

With the exception of Mr. Patrick White and Mr. Norman Gardner, our Board has determined that each of our current directors and Mr. Scott Greenberg, the director nominee, is independent in accordance with the independence standards under the Nasdaq Listing Rules. In affirmatively determining Mr. Greenberg’s independence, the Board considered his service as the Chief Executive Officer and Chairman of the Board of GP Strategies, where Mr. Marshall Geller, a member of our Board, serves as a director, and determined that it does not impact his independence.

Our Board has determined that as a result of Mr. Norman Gardner being a consultant to the Company, and Mr. White being an executive officer, neither is an independent director under the Nasdaq Listing Rules.

Our Board has determined that Mr. Marshall Geller, Mr. Howard Goldberg and Mr. Scott Greenberg are independent under the Nasdaq Listing Rules’ independence standards for Audit Committee members. Our Board has also determined that Marshall Geller, Christopher Gardner and Howard Goldberg are independent under the Nasdaq Listing Rules independence standards for Compensation Committee members.

Board Committees and Charters

The Board has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Finance and Uplisting Committee. The Board and its committees meet throughout the year and act by written consent from time to time as appropriate. The Board delegates various responsibilities and authority to its committees to the extent permitted by the applicable law.

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The following table identifies the current members of the standing committees of the Board:

Name	Audit Committee (1)	Compensation Committee	Nominating and Corporate Governance Committee	Finance and Uplisting Committee
Christopher Gardner		X	X
Marshall Geller	X	Chairman	Chairman	Chairman
Howard Goldberg	X	X	X	X
Arthur Laffer				X

(1)       Following Mr. Robin’s resignation in September 2019, the Audit Committee currently consists of two members. Effective immediately upon the Annual Meeting, Mr. Greenberg (if elected) will serve as the Chairman of the Audit Committee.

Audit Committee

The responsibilities of the Audit Committee include monitoring the integrity of the financial statements of the Company, monitoring the independent registered public accounting firm’s (the “Auditors”) qualifications and independence, monitoring the performance of the Company’s internal audit function and the Auditors, and evaluating the Company’s compliance with legal and regulatory requirements. It also meets with our Auditors to review the results of their audit and review of our annual and interim consolidated financial statements. Mr. Scott Greenberg has agreed to serve as Audit Committee Chairman if elected at the Annual Meeting. The Audit Committee operates under a written charter which is available on the Company’s website: https://www.verifyme.com/investor#sec. The Audit Committee held nine meetings in 2018.

Audit Committee Financial Expert

Our Board has determined that Mr. Greenberg, a director nominee, is qualified as an Audit Committee Financial Expert, as that term is defined by the rules of the SEC, in compliance with the Sarbanes-Oxley Act of 2002. Mr. Greenberg (if elected) will replace Mr. Eugene Robin who had previously qualified as an Audit Committee Financial Expert until his resignation in September 2019.

Compensation Committee

The responsibilities of the Compensation Committee include reviewing compensation of our executive officers and making recommendations to the Company regarding compensation. The Compensation Committee has the power to set performance targets for determining periodic bonuses payable to executive officers and may review and make recommendations with respect to shareholder proposals related to compensation matters. Additionally, the Compensation Committee is responsible for administering the VerifyMe, Inc. 2017 Equity Incentive Plan (the “2017 Plan”). The Compensation Committee operates under a written charter which is available on the Company’s website: https://www.verifyme.com/investor#sec. The Compensation Committee held two meetings in 2018.

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Nominating and Corporate Governance Committee

The responsibilities of the Nominating and Corporate Governance Committee include identifying, recommending and recruiting individuals qualified to become Board members, establishing a policy for shareholder nominations, recommending removal of directors, evaluating the Board and management, establishing corporate governance guidelines, and evaluating its own performance and charter. The Nominating and Corporate Governance Committee operates under a written charter which is available on the Company’s website: https://www.verifyme.com/investor#sec. The Nominating and Corporate Governance Committee held one meeting in 2018.

Number of Meetings of the Board in 2018

In 2018, the Board had two meetings and took action by written consent on five occasions. For a part of 2018 the Board also had a standing Executive Committee, which had four meetings and acted by written consent on 15 occasions in 2018. There were no directors (who were incumbent at the time) who attended fewer than 75 percent of the aggregate total number of Board meetings and meetings of the Board committees of which the director was a member during 2018. VerifyMe does not have a policy regarding director attendance of annual shareholders’ meetings. Messrs. Norman Gardner and Patrick White attended the 2018 annual shareholders’ meeting.

Board Diversity

While we do not have a formal policy on diversity, the Board considers diversity to include the skill set, background, reputation, type and length of business experience of the Board members as well as a particular nominee’s contributions to that mix.  The Board believes that diversity brings a variety of ideas, judgments and considerations that benefit the Company and its shareholders.  Although there are many other factors, the Board seeks individuals with experience on operating and growing businesses.

Board Leadership Structure

Mr. Norman Gardner serves as the Chairman of the Board and actively interfaces with management, the Board and counsel regularly. The Board has not adopted a formal policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer. The Nominating and Corporate Governance Committee periodically assesses these roles and the board leadership structure to ensure that it best serves the interests of the Company and its shareholders.

The Board has determined that separating the roles of Chairman and Chief Executive Officer is in the best interests of the Company and its shareholders at this time, as it allows the Chief Executive Officer to focus on generating sales, overseeing sales and marketing, and managing the Company while leveraging the experience and perspectives of the Chairman, who is our founder, and offers an additional channel of communication for other directors, investors and employees.

The Board has also created the position of Lead Director to facilitate the communications between management and the Board and to promote effective governance standards. The Board elects a Lead Director from our independent directors. Mr. Howard Goldberg currently serves as our Lead Director.

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Board Risk Oversight

The Company’s risk management function is overseen by the Board. The Company’s management keeps the Board apprised of material risks and provides its directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect us, and how management addresses those risks. Mr. Norman Gardner, Chairman of the Board, works closely together with the other members of the Board once material risks are identified on how to best address such risks. If the identified risk poses an actual or potential conflict with management, the Company’s independent directors may conduct the assessment. Presently, the primary risks affecting us are the Company’s ability to generate revenue and our liquidity.

Code of Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that applies to all of the Company’s employees, including the Company’s Chief Executive Officer and Chief Financial Officer. Although not required, the Code of Ethics also applies to the Company’s directors. The Code of Ethics provides written standards that we believe are reasonably designed to deter wrongdoing and promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, full, fair, accurate, timely and understandable disclosure and compliance with laws, rules and regulations and the prompt reporting of illegal or unethical behavior. The Code of Ethics is available on the Company’s website at https://www.verifyme.com/code-of-conduct and the Company will provide a copy, without charge, to anyone that requests one in writing to VerifyMe, Inc., Clinton Square, 75 S. Clinton Ave., Suite 510 Rochester, NY 14604 Attention: Corporate Secretary.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors, executive officers, and persons who own more than 10% of the Company’s common stock to file initial reports of beneficial ownership and changes in beneficial ownership of the Company’s common stock and other equity securities with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of the forms furnished to us, we believe that, during the year ended December 31, 2018, all of our executive officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements, except that one Form 4 for each of Messrs. Laurence Blickman and Marshall Geller reporting grants of common stock and warrants to purchase common stock was not timely filed due to an administrative error.

Communication with the Company’s Board

Although VerifyMe does not have a formal policy regarding communications with the Board, shareholders may communicate with the Board by writing to us at VerifyMe, Inc., Clinton Square, 75 S. Clinton Ave., Suite 510 Rochester, NY 14604 Attention: Corporate Secretary. Shareholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate.

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Transactions with Related Persons

The following is a summary of transactions, since January 1, 2017, to which we have been a party in which the amount involved exceeded the lesser of $120,000 or 1% of the average of our total assets at December 31, 2017 and December 31, 2018, and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock or certain other related persons had or will have a direct or indirect material interest, other than compensation arrangements that are described in sections of this Proxy Statement entitled “Employment and Consulting Agreements” and “Consulting Agreement with Chairman of the Board.”

In January 2018, we issued 1,749,683 shares and 1,749,683 warrants to purchase common stock at an exercise price of $0.15 per share to entities controlled by Paul Klapper, a former member of our Board, relating to a note payable conversion that took place in June 2017 prior to the time he became a director. Mr. Klapper resigned from the Board on March 31, 2018.

On February 19, 2018, we authorized a warrant reduction program (the “Program”) permitting warrant holders of our outstanding $0.15 warrants to exercise their warrants for $0.10 per share (the “Reduced Price”) under the terms of the Program. We received total gross proceeds of approximately $2,079,345 from the exercise of warrants under the Program at the Reduced Price. Included in the above amounts are gross proceeds of $1,205,458, consisting of $572,000 from Carl Berg, $110,000 from Marshall Geller, $71,500 from Harvey Eisen, and $451,958 from Laurence Blickman, each a director at the time of the exercise. Currently, only Mr. Geller remains a director.

On March 31, 2018, we entered into a Settlement Agreement with Paul Klapper, who was at the time a member of our Board, and certain other parties named in the Settlement Agreement. Pursuant to the terms of the Settlement Agreement, we (i) paid a total of $500,000 (the “Settlement Amount”) to a fund controlled by Paul Klapper and an additional party and (ii) issued a total of 1,000,000 shares of our common stock to the fund and a third party (the “Settlement Shares”). In exchange for the payment and issuance to Mr. Klapper, the Company obtained from Mr. Klapper the cancellation of certain revenue sharing agreements, as of March 31, 2018, between us and Mr. Klapper (or an affiliate) and the third party, and termination of our obligation to issue Mr. Klapper or his affiliates warrants to purchase 3,700,000 shares of our common stock at an exercise price of $0.40 per share.  As a condition of entering into the Settlement Agreement, we accelerated the vesting of 150,000 shares of restricted common stock held by Mr. Klapper which were part of a 300,000 share grant in August 2017. Mr. Klapper joined the Board on July 14, 2017 and resigned as of March 31, 2018.

On July 31, 2018, our former director, Laurence Blickman, exercised 1,439,524 warrants held by an entity under his control at an exercise price of $0.15 per share for a total price of $215,929.

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In 2017, we authorized a private placement with a maximum offering amount of $2,100,000 allowing investors to purchase units consisting of 715,000 shares of common stock and 715,000 five-year warrants exercisable at $0.15 per share. In January 2018, we approved an increase in the offering. The following directors or former directors of the Company purchased the following securities in connection with the offering:

•	Carl Berg - $400,000 for 5,720,000 shares and 5,720,000 warrants;
•	Laurence Blickman $291,777 for 4,172,411 shares and 4,172,411 warrants;
•	Harvey Eisen - $50,000 for 715,000 shares and 715,000 warrants;
•	Marshall Geller - $250,000 for 3,575,000 shares and 3,575,000 warrants;
•	Howard Goldberg - $115,000 for 1,644,500 shares and 1,644,500 warrants;
•	Larry Schafran - $115,000 for 1,644,500 shares and 1,644,500 warrants (including shares issued to a member of Schafran’s household); and
•	Paul Klapper - $26,000 for 371,800 shares and 371,800 warrants.

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Security Ownership of Management and Certain Beneficial Owners

The following table sets forth the number of shares of VerifyMe’ common stock beneficially owned as of the Record Date by (i) those persons known to VerifyMe to be owners of more than 5% of its common stock, (ii) each director and director nominee, (iii) the Named Executive Officers (as defined in the Summary Compensation Table), and (iv) VerifyMe’ executive officers and directors as a group. Unless otherwise specified in the notes to this table, the address for each person is: VerifyMe, Inc., Clinton Square, 75 S. Clinton Ave, Suite 510 Rochester, NY 14604 Attention: Corporate Secretary.

Beneficial Owner	Amount of Beneficial Ownership of Common Stock(1)	Percent of Common Stock Beneficially Owned (1)	Amount of Beneficial Ownership of Series B Convertible Preferred Stock	Percent of Series B Convertible Preferred Stock

Named Executive Officers and Directors:

Patrick White (2)	7,650,000	6.50%	–
Keith Goldstein (3)	3,000,000	2.65%	–
Norman Gardner (4)	8,964,469	7.78%	–
Christopher Gardner (5)	240,000	*	–
Marshall Geller (6)	7,895,000	7.00%	–
Howard Goldberg (7)	4,306,755	3.85%	–
Scott Greenberg (8)	–	–	–
Arthur Laffer (9)	240,000	*	–
			–
All directors and executive officers as a group (8 persons) (10)	32,396,224	24.94%	–

5% Shareholders:			–
Carl Berg (11)	11,837,500	10.73%	–
Laurence Blickman (12)	9,493,918	8.61%	–
Estate of Claudio Ballard (13)	–	–	0.85	100%

___________________

*	Indicates less than 1%.

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(1)	Based on 110,280,258 shares of common stock issued and outstanding as of the Record Date. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options, warrants or conversion of notes. Unless otherwise indicated in the footnotes to this table, we believe that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them. This table does not include any unvested stock options except for those vesting within 60 days. As for the 5% shareholders, we are relying upon reports filed by each 5% shareholder with the SEC.
(2)	Mr. White is the Chief Executive Officer and director. Includes 7,000,000 shares of common stock underlying stock options exercisable at $0.07 per share and 500,000 and shares of common stock underlying stock options exercisable at $0.14 per share.
(3)	Mr. Goldstein is the Chief Operating Officer. Includes 2,000,000 shares of common stock underlying vested stock options exercisable at $0.04 per share and 1,000,000 shares of common stock underlying vested stock options exercisable at $0.2102 per share held by POC Advisory Group, LLC. Mr. Goldstein is the managing member of POC Advisory Group, LLC.
(4)	Mr. Norman Gardner is Chairman of the Board. Includes 165,000 shares of common stock underlying stock options exercisable at $0.11 per share, 250,000 shares of common stock underlying stock options exercisable at $0.25 per share, and 4,500,000 shares of common stock underlying vested stock options exercisable at $0.07 per share.
(5)	Mr. Christopher Gardner is a director. Includes 240,000 shares of restricted common stock which vests quarterly over a one year period beginning on May 8, 2019.
(6)	Mr. Geller is a director. Includes 4,975,000 shares of common stock held by the Marshall & Patricia Geller Living Trust (the “Geller Trust”) which are beneficially owned by Mr. Geller, and 2,475,000 shares of common stock underlying warrants exercisable at $0.15 per share held by the Geller Trust.
(7)	Mr. Goldberg is a director. Consists of 1,644,500 shares of common stock underlying warrants exercisable at $0.15 held by Mr. Goldberg.
(8)	Mr. Greenberg is a director nominee.
(9)	Mr. Laffer is a director. Includes 240,000 shares of restricted common stock which vest quarterly over a one year period beginning on March 15, 2019.
(10)	Includes an aggregate of 15,515,000 shares of common stock underlying vested stock options.
(11)	Consists of 397,500 shares of common stock held directly by Mr. Berg and 11,440,000 shares of common stock held by Berg & Berg Enterprises, LLC (“Berg & Berg”), which are beneficially owned by Mr. Berg, the managing member and primary owner of Berg & Berg. The address for Mr. Berg and Berg & Berg is 10050 Bandley Dr., Cupertino, CA 95014.
(12)	Includes (i) 2,982,869 shares owned by Laurence J. Blickman 1991 Trust, of which Mr. Blickman is the trustee, (ii) 1,174,829 shares owned by Laurence J. Blickman SEP IRA, (iii) 5,198,469 shares owned by Laurence J. Blickman Profit Sharing Plan, and (iv) 137,751 shares owned by 2005 Blickman Family Trust, of which Mr. Blickman is the trustee. Effective September 5, 2019, Mr. Laurence Blickman, a former director, granted the Board an irrevocable proxy to vote all shares of the Company’s common stock beneficially owned by him on all matters with limited exceptions, which proxy expires on December 4, 2019. A copy of the irrevocable proxy was filed with the SEC on September 16, 2019. Mr. Blickman retained the dispositive power with respect to these shares and has sold 1,099,551 shares as of the date of this Proxy Statement. Because a majority vote is required for the Board to vote Mr. Blickman’s shares by proxy, each director individually is not deemed to be a beneficial owner with respect to these shares. The address for Mr. Blickman is 233 Alameda de las Pulgas, Atherton, CA 94027.
(13)	Mr. Ballard is deceased. Represents 0.85 share of Series B Convertible Preferred Stock of the Company convertible into our common stock, subject to a 4.99% beneficial ownership limitation. Address: c/o Shepard Lane, Esq. 2 Park Avenue, 21st Floor, New York, NY 10016. Series B Convertible Preferred Stock has limited voting rights and is not entitled to vote on any of the Proposals in this Proxy Statement.

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Executive Compensation

Summary Compensation Table

The following information is related to the compensation paid, distributed or accrued by us for the years ended December 31, 2018 and 2017 to our Chief Executive Officer (principal executive officer) serving during the last fiscal year and the other most highly compensated executive officers serving at the end of the last fiscal year whose compensation exceeded $100,000 (the “Named Executive Officers”).

Summary Compensation Table

Name and				Stock		Option	All Other	Total
Principal		Salary		Awards		Awards	Compensation	Compensation
Position	Year	($)		($)		($)(1)	($)(2)	($)

Patrick White (3)	2018	200,000	(4)	16,240	(5)	48,466	14,400	279,106
CEO	2017	75,291	(4)	‒		240,631	25,000	340,922

Keith Goldstein (6)	2018	145,000		‒		271,745	14,400	431,145
COO	2017	41,000		‒		318,818	1,000	359,818
_____________

(1)	Represents the aggregate grant date fair value of stock option awards granted during each respective fiscal year, calculated in accordance with FASB Accounting Standard Codification 718, “Compensation – Stock Compensation,” or ASC 718. The assumptions used in calculating the grant date fair value of the option awards are set forth in Note 1 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(2)	The amounts shown in this column reflect amounts paid by us to or on behalf of each named executive officer for medical insurance reimbursement. For 2017, the amounts for Mr. White also included his consulting fees.

(3)	Mr. White served as a consultant to us during 2017 and was appointed our Chief Executive Officer on August 15, 2017.

(4)	Pursuant to Mr. White’s Employment Agreement, $50,000 of his annual salary was deferred for each year of the two-year term beginning August 15, 2017, for a total deferred salary of $100,000. This amount was subsequently deferred for another year. See “Employment and Consulting Agreements” below.

(5)

Represents the aggregate grant date fair value of stock awards granted to Mr. White for his service as a director, calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock awards are set forth in Note 1 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

(6)	Mr. Goldstein was appointed Chief Operating Officer on September 1, 2017. The amounts represent consulting fees paid to POC Advisory Group, LLC, of which Mr. Goldstein is the managing member.

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Employment and Consulting Agreements with Named Executive Officers

The Company entered into an Employment Agreement, dated as of August 15, 2017, with Patrick White, the Chief Executive Officer of the Company, with an annual salary of $200,000. Mr. White agreed to defer $50,000 each year until August 15, 2019 in order to improve the Company’s liquidity. On August 13, 2019, Mr. White entered into an amendment to his Employment Agreement, extending it for one year at the same base annual salary of $200,000 and deferring the $100,000 he was owed and $50,000 of his current salary until August 15, 2020. In connection with the amendment, the Board granted Mr. White 500,000 fully vested five-year Incentive Stock Options under the 2017 Plan exercisable at $0.14 per share. In the event of Mr. White’s termination without cause, Mr. White is entitled to receive any unpaid salary and expenses, a payment equal to 12 months of his salary, and a continuation of benefits for six months. In connection with his 2017 Employment Agreement and a Consulting Agreement as of June 2, 2017, he received grants of 5,000,000 five-year stock options at an exercise price of $0.07 per share, and 2,000,000 five-year stock options at an exercise price of $0.07 per share. All of Mr. White’s stock options are vested. In the event Mr. White is terminated or his title as Chief Executive Officer changes within 12 months following a change in control, Mr. White will be entitled to receive any unpaid salary and expenses, a payment equal to 18 months of his salary at the rate in effect on the date of such termination, and a continuation of benefits for a period of 18 months.

On September 1, 2017, the Company entered into a six-month Consulting Agreement with POC Advisory Group, LLC (“POC”) pursuant to which Mr. Keith Goldstein served as our Chief Operating Officer and received a monthly fee of $10,000 per month plus 4% of any sales made by Mr. Goldstein on behalf of the Company. When we refer to compensation and equity grants to Mr. Goldstein in this Proxy Statement, technically POC is the party. Mr. Goldstein was granted five-year non-plan stock options to purchase 2,000,000 shares of our common stock exercisable at $0.04 per share.

On March 1, 2018, the Company amended the Consulting Agreement with Mr. Goldstein, extending it for a one-year term which expired on February 28, 2019. Under the first amendment to the Consulting Agreement Mr. Goldstein received a monthly fee of $12,500 per month. The amendment provided Mr. Goldstein with an additional grant of five-year options to purchase 1,000,000 shares of our common stock with an exercise price of $0.21 per share. All of these options are vested. The amendment also terminated Mr. Goldstein’s right to the 4% sales commission. In February 2019, the Company agreed to renew Mr. Goldstein’s Consulting Agreement on a month-to-month basis on the terms of the amendment, pending Board approval of a new agreement. On April 9, 2019, we entered into a second amendment to the Consulting Agreement at a fee of $14,500 per month or $174,000 per year over a two-year term. Mr. Goldstein received a new grant of 2,000,000 five-year stock options under the 2017 Plan. The 2,000,000 stock options vest annually in equal increments over the two-year term subject to Mr. Goldstein performing services for the Company as of each applicable vesting date and executing the Company’s standard stock option agreement. Any unvested options will vest immediately upon a change of control. The Consulting Agreement, as amended, may be terminated at any time by the Company for cause. If terminated without cause, Mr. Goldstein is entitled to any unpaid fees and any unpaid and accrued expenses.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the equity awards we have made to our Named Executive Officers that were outstanding as of December 31, 2018:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Restricted Stock That Have Not Vested (#)	Market Value of Shares of Restricted Stock That Have Not Vested ($)
Patrick White	6,000,000	1,000,000 (1)	0.07	8/15/2022	75,000 (2)	16,500 (3)

Keith Goldstein	2,000,000 (4)	–	0.04	09/01/2022	–	–
	500,000	500,000 (5)	0.21	03/01/2023	–	–

_________________

(1) Vest on August 9, 2019.

(2) Vest every three months.

(3) Based on $0.22 per share, the closing price of the Company’s common stock as of December 28, 2018.

(4) These options are held by POC, of which Mr. Goldstein is the managing member.

(5) Vest on February 28, 2019.

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Director Compensation for the Year Ended December 31, 2018

The following table sets forth information about the compensation earned by or paid to our directors during the year ended December 31, 2018. Please refer to the “Summary Compensation Table” above for compensation earned by Mr. White as a member of the Board.

	Stock	All Other	Total
	Awards(1)	Compensation	Compensation
Name	($)	($)	($)
Norman Gardner	16,240	162,000 (2)	178,240
Carl Berg (3)	81,318	‒	81,318
Laurence Blickman (3)	31,585	30,000 (4)	61,585
Harvey Eisen (3)	108,236	‒	108,236
Marshall Geller	28,337	‒	28,337
Howard Goldberg	36,457	‒	36,457
Lawrence G. Schafran (3)	6,143	‒	6,143

______________

(1) Represents the aggregate grant date fair value of stock awards granted during 2018, calculated in accordance with ASC 718. The assumptions used in calculating the grant date fair value of the stock awards are set forth in Note 1 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. The following table presents the number of equity awards outstanding for each of our directors as of December 31, 2018.

Name	Stock Awards	Option Awards
Carl Berg	495,000	–
Laurence Blickman	535,000	–
Harvey Eisen	510,000	–
Norman Gardner	150,000	4,500,000
Marshall Geller	505,000	–
Howard Goldberg	580,000	–

(2) Mr. Gardner receives an annual consulting fee of $150,000 and is reimbursed up to $1,000 a month for health insurance and other medical expenses. Please see “Consulting Agreement with Chairman of the Board” below.

(3) Former director.

(4) On April 25, 2018, the Company approved the payment of $30,000 to Mr. Blickman for the services he rendered in connection with the negotiating and resolving the transactions pertaining to a settlement agreement with shareholders.

Consulting Agreement with Chairman of the Board

On June 29, 2017, the Company entered into a Consulting Agreement with Norman Gardner. Under the terms of the Consulting Agreement, Mr. Gardner receives a consulting fee of $12,500 per month or $150,000 per year over a three-year term. The Consulting Agreement provides that the Company will reimburse Mr. Gardner for up to $1,000 a month for health insurance and other medical expenses. Also Mr. Gardner received a grant of 10,000,000 five-year vested stock options exercisable at $0.07. In the event of termination without cause, Mr. Gardner is entitled to receive any unpaid salary and expenses, a payment equal to 12 months of his consulting fee, and a continuation of benefits for a period of six-months. The Consulting Agreement further provides for 12 months of severance and health insurance reimbursement if it is terminated without cause and 18 months of severance and health insurance reimbursement upon a change of control if Mr. Gardner terminates the Agreement within one year of the change of control.

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PROPOSAL 2. REVERSE STOCK SPLIT OF OUR COMMON STOCK AND RELATED AMENDMENT TO ARTICLES OF INCORPORATION

Overview

Our Board has determined it to be advisable and in the best interest of the Company and its shareholders and is submitting to the shareholders for their approval a proposed amendment to our Articles of Incorporation that would effect a reverse stock split of our issued and outstanding common stock and treasury stock (the “Reverse Split”) at a ratio ranging from 1-for-25 to 1-for-120, with the final ratio to be determined by the Board in its discretion following the approval by the shareholders, without the proportional reduction in the number of shares of common stock the Company is authorized to issue.

You are being asked to vote on the proposed amendment to the Articles of Incorporation to effect the Reverse Split because the Company does not intend to proportionately reduce the number of shares of common stock the Company is authorized to issue in connection with the Reverse Split. Pursuant to Section NRS 78.207 of the Nevada Revised Statutes, the Company may effect a reverse split of its issued and outstanding common stock without obtaining shareholder approval, if it proportionally decreases the number of authorized shares of common stock concurrently with effecting the reverse stock split. We are currently authorized to issue 675,000,000 shares of common stock. Accordingly, if the Company were to effect a reverse stock split at a 1-for-25 ratio without obtaining shareholder approval, it would require a simultaneous reduction in the number of shares of its authorized common stock from 675,000,000 to 27,000,000 shares. As of the date of this Proxy Statement, the Board has not approved and the Company does not intend to effect a proportionate reduction in the number of shares of common stock the Company is authorized to issue in connection with the Reverse Split.

If the Board, following the approval by the shareholders, decides in its discretion to effect the Reverse Split, it would set the Reverse Split ratio from the range described in this Proposal 2 and the Articles of Incorporation would be amended accordingly. Approval of this Reverse Split proposal will authorize the Board in its discretion to effect the Reverse Split at any of the ratios within the range described above, or not to effect the Reverse Split. A form of the Certificate of Amendment to the Articles of Incorporation that would be filed with the Secretary of State of Nevada to effect the Reverse Split is set forth in Annex A (the “Certificate of Amendment”). However, such form is subject to amendment to include such changes as may be required by the office of the Secretary of State of Nevada or as the Board deems necessary and advisable to effect the Reverse Split. If at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Nevada Secretary of State, the Board determines that it would not be in the best interest of the Company and its shareholders to effect the Reverse Split, in accordance with Nevada law and notwithstanding the approval by the shareholders, the Board may abandon the Reverse Split without further action by the shareholders.

We believe that giving the Board the discretion to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Split in a manner designed to maximize the anticipated benefits for our shareholders. By voting in favor of the Reverse Split, you are expressly authorizing the Board to select one ratio from among the ratios set forth in this Proposal 2. If the shareholders approve this Proposal 2, the Board would effect the Reverse Split only upon the Board’s determination that the Reverse Split would be in the best interest of the Company and its shareholders at that time. In determining whether to implement the Reverse Split and selecting the Reverse Split ratio, our Board will consider several factors, including:

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•	the initial listing requirements of The Nasdaq Capital Market, including the minimum bid price requirement;
•	the historical trading price and trading volume of our common stock;
•	the then prevailing trading price and trading volume for our common stock;
•	the anticipated impact of the Reverse Split on the trading price of and market for our common stock; and
•	the prevailing general market and economic conditions.

If approved by the shareholders, the authorization to effect the Reverse Split will remain effective until our common stock is listed on a national securities exchange or one year from the date of the Annual Meeting, whichever is earlier.

Reasons for the Reverse Split

The purpose of the Reverse Split is to increase the market price of our common stock in connection with the contemplated listing of our common stock on The Nasdaq Capital Market. The Board intends to implement the Reverse Split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price for our common stock.

The Board believes that effecting the Reverse Stock Split is desirable for a number of reasons, including:

List our common stock on The Nasdaq Capital Market. Our common stock is currently traded on the over-the-counter market and quoted on the OTCQB market under the symbol “VRME”. On October 10, 2019, the last sale price of our common stock was $0.11 per share. We intend to apply to have our common stock listed on The Nasdaq Capital Market. We expect that the Reverse Split will increase the market price of our common stock so that we will be able to meet the minimum bid price requirement of the listing rules of The Nasdaq Capital Market.

Broaden our investor base. We believe the Reverse Split may increase the price of our common stock or potentially decrease its volatility, and thus may allow a broader range of institutional investors with the ability to invest in our common stock. For example, many funds and institutions have investment guidelines and policies that prohibit them from investing in stocks trading below a certain threshold. We believe that increased institutional investor interest in the Company and our common stock will potentially increase the overall market for our common stock.

Increase Analyst and Broker Interest. We believe the Reverse Split would help increase analyst and broker-dealer interest in our common stock as many brokerage and investment advisory firms’ policies can discourage analysts, advisors, and broker-dealers from following or recommending companies with low stock prices. Because of the trading volatility and lack of liquidity often associated with lower-priced stocks, many brokerage houses have adopted investment guidelines, policies and practices that either prohibit or discourage them from investing in or trading such stocks or recommending them to their customers. Some of those guidelines, policies and practices may also function to make the processing of trades in lower-priced stocks economically unattractive to broker-dealers. While we recognize that we will remain a “penny stock” under the SEC rules, if our common stock is not listed on The Nasdaq Capital Market, we expect the increase in the stock price resulting from the Reverse Split will position us better if our business continues to grow as we anticipate. Additionally, because brokers’ commissions and dealer mark-ups/mark-downs on transactions in lower-priced stocks generally represent a higher percentage of the stock price than commissions and mark-ups/mark-downs on higher-priced stocks, the current average price per share of our common stock can result in shareholders or potential shareholders paying transaction costs representing a higher percentage of the total share value than would otherwise be the case if the share price were substantially higher.

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Certain Risks Associated with the Reverse Split

If the Reverse Split does not result in a proportionate increase in the price of our common stock, we may not be able to list our common stock on The Nasdaq Capital Market.

We expect that the Reverse Split of will increase the market price of our common stock so that we will be able to meet the minimum bid price requirement of the listing rules of The Nasdaq Capital Market. However, the effect of Reverse Split upon the market price of our common stock cannot be predicted with certainty, and the results of reverse stock splits by companies in similar circumstances have been varied. It is possible that the market price of our common stock following the Reverse Split will not increase sufficiently for us to be in compliance with the minimum bid price requirement. If we are unable meet the minimum bid price requirement, we may be unable to list our shares on The Nasdaq Capital Market.

Even if the Reverse Split achieves the requisite increase in the market price of our common stock, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement of The Nasdaq Capital Market.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock to be in compliance with the minimum bid price of The Nasdaq Capital Market, there can be no assurance that the market price of our common stock following the Reverse Split will remain at the level required for continuing compliance with that requirement. It is not uncommon for the market price of a company’s common stock to decline in the period following a reverse stock split. If the market price of our common stock declines following the effectuation of the Reverse Split, the percentage decline may be greater than would occur in the absence of a reverse stock split. In any event, other factors unrelated to the number of shares of our common stock outstanding, such as negative financial or operational results, could adversely affect the market price of our common stock and jeopardize our ability to meet or maintain The Nasdaq Capital Market’s minimum bid price requirement.

Even if the Reverse Split increases the market price of our common stock, our stock price could fall and we could be delisted from The Nasdaq Capital Market.

The Nasdaq Capital Market requires that the trading price of its listed stocks remain above one dollar in order for the stock to remain listed. If a listed stock trades below one dollar for more than 30 consecutive trading days, then it is subject to delisting from The Nasdaq Capital Market. In addition, to maintain a listing on The Nasdaq Capital Market, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

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The Reverse Split may decrease the liquidity of our common stock.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares that will be outstanding following the Reverse Split, especially if the market price of our common stock does not increase as a result of the Reverse Split. In addition, the Reverse Split may increase the number of shareholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

Following the Reverse Split, the resulting market price of our common stock may not attract new investors, including institutional investors, and may not satisfy the investing requirements of those investors. Consequently, the trading liquidity of our common stock may not improve.

Although we believe that a higher market price of our common stock may help generate greater or broader investor interest, there can be no assurance that the Reverse Split will result in a share price that will attract new investors, including institutional investors. In addition, there can be no assurance that the market price of our common stock will satisfy the investing requirements of those investors. As a result, the trading liquidity of our common stock may not necessarily improve.

Principal Effects of the Reverse Split

If approved and implemented, the principal effects of the Reverse Split would include the following:

•	the number of outstanding shares of the Company’s common stock and treasury stock will decrease based on the Reverse Split ratio selected by the Board;

•	the number of shares of the Company’s common stock held by individual shareholders will decrease based on the Reverse Split ratio selected by the Board, and the number of shareholders who own “odd lots” of less than 100 shares of our common stock will increase;

•	the number of shares common stock reserved for issuance under our 2017 Plan will be reduced proportionally based on the Reverse Split ratio selected by the Board (along with any other appropriate adjustments or modifications); and

•	the exercise price of our outstanding stock options and warrants and the conversion price of our outstanding convertible securities (if any) and the number of shares reserved for issuance upon exercise or conversion thereof will be adjusted in accordance with their terms based on the Reverse Split ratio selected by the Board.

The Reverse Split will not change the number of authorized shares of our common stock or preferred stock, or the par value of the common stock or preferred stock.

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The table below shows, as of the Record Date, the approximate number of outstanding shares of our common stock (excluding treasury shares) that would result from the Reverse Split ratios (without giving effect to the treatment of fractional shares) based on 110,280,258 shares of common stock issued and outstanding as of such date:

Reverse Stock Split Ratio	Shares of Common Stock Outstanding After the Reverse Stock Split
1-for-25	4,411,211
1-for-120	919,003

If the Reverse Split ratio is between the two numbers in the table above, the number of outstanding shares will be proportionately reduced.

If effected, the Reverse Split also would reduce our treasury shares proportionately based on the Reverse Split ratio. As of the Record Date, we had 350,540 shares of common stock held as treasury shares.

Shares of common stock after the Reverse Split will be fully paid and non-assessable. The amendment will not change any of the other terms of our common stock. The shares of common stock after the Reverse Split will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the shares of common stock prior to the Reverse Split. Following the Reverse Split, we will continue to be subject to the reporting requirements of the Exchange Act.

Because the number of authorized shares of our common stock will not be reduced, an overall effect of the Reverse Split of the outstanding common stock will be an increase in authorized but unissued shares of our common stock. These shares may be issued by our Board in its sole discretion. See “Anti-Takeover Effects of the Reverse Split” below. Any future issuance will have the effect of diluting the percentage of stock ownership and voting rights of the present holders of our common stock and preferred stock.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Split. We will round up any fractional shares resulting from the Reverse Split to the nearest whole share.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares of common stock following the proposed Reverse Stock Split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 under the Exchange Act.

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Procedure for Implementing the Reverse Split

The Reverse Split, if approved by our shareholders, would become effective following the filing of a Certificate of Amendment to our Articles of Incorporation with the Secretary of State of the State of Nevada as of the time of filing or such other time set forth in the Certificate of Amendment (the “Effective Time”). The Effective Time of the Reverse Split will be determined by our Board based on its evaluation as to when such action will be the most advantageous to us and our shareholders. Beginning at the Effective Time, each certificate representing shares of our common stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Split. The form of amendment to our Articles of Incorporation to implement the Reverse Split is attached to this Proxy Statement as Annex A. The Reverse Split alone will have no effect on our authorized capital stock, and the total number of authorized shares will remain the same as before the Reverse Split.

After the Effective Time, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities. Stock certificates with the older CUSIP number will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below.

Effect on Beneficial Owners of Common Stock

Upon the implementation of the Reverse Split, we intend to treat shares held by shareholders through a bank, broker, custodian or other nominee in the same manner as the shareholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered shareholders for processing the Reverse Split. Shareholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Effect on Registered “Book-Entry” Holders of Common Stock

Certain registered holders of our common stock may hold some or all of their shares electronically in book-entry form with West Coast Stock Transfer, Inc., our transfer agent (the “Transfer Agent”). These shareholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Shareholders who hold shares electronically in book-entry form with the Transfer Agent will not need to take action in connection with the Reverse Split. The Reverse Split will automatically be reflected in the Transfer Agent’s records and on their next statement.

Exchange of Stock Certificates and Elimination of Fractional Share Interests

We expect that the Transfer Agent will act as the exchange agent for the purposes of implementing the exchange of stock certificates in connection with the Reverse Split. As soon as practicable after filing of an amendment to our Articles of Incorporation effecting a Reverse Split, the shareholders holding common stock in certificated form will be sent a letter of transmittal by the Transfer Agent. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificates representing pre-split shares of our common stock to the Transfer Agent in exchange for certificates representing post-split shares. No new certificates will be issued to a shareholder until that shareholder has surrendered the certificate(s) representing the outstanding pre-Reverse Split shares together with the properly completed and executed letter of transmittal.

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SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES TO THE TRANSFER AGENT WITHOUT THE LETTER OF TRANSMITTAL. PLEASE DO NOT SEND ANY CERTIFICATES TO THE COMPANY.

No service charges, brokerage commissions or transfer taxes will be payable by any shareholder in connection with the exchange of certificates, except that if any new stock certificates are to be issued in a name other than that in which the surrendered certificate(s) are registered it will be a condition of such issuance that (1) the person requesting such issuance pays all applicable transfer taxes resulting from the transfer (or prior to transfer of such certificate, if any) or establishes to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Accounting Matters

The Reverse Split and the related proposed amendment to our Articles of Incorporation will not affect the par value of our common stock, which will remain $0.001 per share. As a result of the Reverse Split, upon the Effective Time, the stated capital on our balance sheet attributable to our common stock, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced in proportion to the size of the Reverse Split. Accordingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to us upon issuance of all currently outstanding shares of our common stock, shall be credited with the amount by which the stated capital is reduced. Our shareholders’ equity, in the aggregate, will remain unchanged. However, after the Reverse Split, net income or loss per share, and other per share amounts, will be increased because there will be fewer shares of common stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the Reverse Split would be recast to give retroactive effect to the Reverse Split.

Certain Federal Income Tax Consequences

Each shareholder is advised to consult their own tax advisor as the following discussion may be limited, modified or not apply based on your particular situation.

The following discussion of the material U.S. federal income tax consequences of the Reverse Split is based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated under the Code, Internal Revenue Service (“IRS”) rulings and pronouncements and judicial decisions now in effect. Those legal authorities are subject to change at any time by legislative, judicial or administrative action, possibly with retroactive effect to the Reverse Split. No ruling from the IRS with respect to the matters discussed below has been requested, and there is no assurance that the IRS or a court would agree with the conclusions set forth in this discussion. The following discussion assumes that the pre-split shares of common stock were, and post-split shares will be, held as “capital assets” as defined in the Code. This discussion may not address certain U.S. federal income tax consequences that may be relevant to particular shareholders in light of their specific circumstances or to certain types of shareholders (like dealers in securities, insurance companies, foreign individuals and entities, financial institutions and tax-exempt entities) that may be subject to special treatment under the U.S. federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

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PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

We will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Reverse Split.

A shareholder will not recognize gain or loss for U.S. federal income tax purposes on the exchange of pre-Reverse Split shares of our common stock for post-Reverse Split shares of our common stock in the Reverse Split. A shareholder’s aggregate tax basis in the post-Reverse Split shares of our common stock the shareholder receives in the Reverse Split will be the same as the shareholder’s aggregate tax basis in the pre-Reverse Split shares of our common stock the shareholder surrenders in exchange therefor. A shareholder’s holding period for the post-Reverse Split shares of our common stock the shareholder receives in the Reverse Split will include the shareholder’s holding period for the pre-Reverse Split shares of our common stock the shareholder surrenders in exchange therefor. Shareholders who have different bases or holding periods for pre-Reverse Split shares of our common stock should consult their tax advisors regarding their bases or holding periods in their post-Reverse Split common stock.

No Appraisal Rights

Shareholders have no rights under the Nevada Revised Statutes or under our charter documents to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

Anti-Takeover Effects of the Reverse Split

The effective increase in our authorized and unissued shares as a result of the Reverse Split could potentially be used by our Board to thwart a takeover attempt. The overall effects of this might be to discourage, or make it more difficult to engage in, a merger, tender offer or proxy contest, or the acquisition or assumption of control by a holder of a large block of our securities and the removal of incumbent management. The Reverse Split could make the accomplishment of a merger or similar transaction more difficult, even if it is beneficial to the shareholders. Our Board might use the additional shares to resist or frustrate a third-party transaction, favored by a majority of the independent shareholders that would provide an above-market premium, by issuing additional shares to frustrate the takeover effort.

As discussed above, the principal goals of the Company in effecting the Reverse Split are to increase the ability of institutions to purchase our common stock and stimulate the interest in our common stock by analysts and brokers as well as increase the likelihood of listing our common stock on a national securities exchange. This Reverse Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise.

Neither our Articles of Incorporation nor our Bylaws presently contain any provisions having anti-takeover effects and the Reverse Split proposal is not a plan by our Board to adopt a series of amendments to our Articles of Incorporation or Bylaws to institute an anti-takeover provision. We do not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Plans for Newly Available Shares

Other than the contemplated registered public offering of our common stock and warrants to purchase our common stock, as discussed in more detail in the registration statement on Form S-1 filed on October 10, 2019, we presently have no specific plans, nor have we entered into any agreements, arrangements or understandings with respect to the shares of authorized common stock that will become available for issuance as a result of the Reverse Split.

The Board recommends a vote “For” this Proposal 2.

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PROPOSAL 3. TO RATIFY THE SELECTION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2019

Our Board has selected MaloneBailey, LLP (“MaloneBailey”), to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019. MaloneBailey has been VerifyMe’s independent registered public accounting firm since January 2018.

Selection of VerifyMe’s independent registered public accounting firm is not required to be submitted to a vote of the shareholders of VerifyMe for ratification. However, VerifyMe is submitting this matter to the shareholders as a matter of good corporate governance. Even if the selection is ratified, the Board may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of VerifyMe and its shareholders. If the appointment is not ratified, the Board will consider its options.

A representative of MaloneBailey is not expected to be present at the Annual Meeting.

As previously disclosed, on November 27, 2017, the Audit Committee of the Board approved the dismissal of Morison Cogen LLP (“Former Auditor”) as the Company’s independent registered public accounting firm. The reports of the Former Auditor on our consolidated financial statements for the years ended December 31, 2016 and December 31, 2015 did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle, except that the reports contained a paragraph stating that there was substantial doubt about our ability to continue as a going concern. During the Company’s two most recent fiscal years preceding the dismissal, and through the date of dismissal: (i) there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Auditor would have caused the Former Auditor to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years, and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K). The Company has provided the Former Auditor with a copy of disclosure in this Proposal 3 as required by Item 304 of Regulation S-K.

The Board recommends a vote “For” this Proposal 3.

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Principal Accounting Fees and Services

All of the services provided and fees charged by MaloneBailey, LLP, our principal accountant, were approved by our Audit Committee. The following table shows the fees for professional services rendered by MaloneBailey, LLP for the years ended December 31, 2018 and December 31, 2017.

	Year Ended December 31, 2018 ($)	Year Ended December 31, 2017 ($)
Audit Fees (1)	44,000	38,000
Audit Related Fees (2)	–	4,000
Tax Fees	5,000	–
All Other Fees	3,000	59,500
Total	52,000	101,500

(1)	Audit fees – these fees relate to services rendered for the audits of our annual consolidated financial statements, for the review of our quarterly financial statements, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)	Audit related fees – these fees relate to audit related consulting.

Audit Committee’s Pre-Approval Policy

The Audit Committee pre-approves all audit and permissible non-audit services on a case-by-case basis. In its review of non-audit services, the Audit Committee considers whether the engagement could compromise the independence of our independent registered public accounting firm, and whether the reasons of efficiency or convenience is in our best interest to engage our independent registered public accounting firm to perform the services. All of the services provided and fees charged by MaloneBailey, LLP were approved by our Audit Committee.

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AUDIT COMMITTEE REPORT

The principal purpose of the Audit Committee is to assist the Board in its general oversight of our accounting practices, system of internal controls, audit processes and financial reporting processes. The Audit Committee is responsible for appointing and retaining our independent auditor and approving the audit and non-audit services to be provided by the independent auditor. The Audit Committee’s function is more fully described in its Audit Committee Charter, and copy of which is available on our corporate website at https://www.verifyme.com/investor#sec. The Audit Committee currently consists of Howard Goldberg and Marshall Geller. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of our internal controls, and the overall quality of our financial reporting. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

The Audit Committee has met and held discussions with management and MaloneBailey. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the financial statements with management and MaloneBailey. The Audit Committee reviewed with MaloneBailey its judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States.

The Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	met privately with the independent registered public accounting firm and discussed matters required by Statement on Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”);

•	received the written disclosures and the letter from the independent registered public accounting firm, as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed its independence with the Company; and

•	in reliance on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018.

This report is submitted by the Audit Committee.

Eugene Robin, Chairman

Howard Goldberg

Marshall Geller

This Audit Committee Report is not deemed “filed” and is not incorporated by reference into any filings with the SEC.

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PROPOSAL 4. TO APPROVE AN ADJOURNMENT OF THE ANNUAL MEETING

The shareholders are being asked to approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting.

If the Annual Meeting is adjourned to a different date or time, notice need not be given, if the new date and time are announced at the Annual Meeting. But if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, the notice of the adjourned meeting will be given to each shareholder of record entitled to such notice pursuant to the Bylaws and applicable law.

Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to the time the proxies are used.

The Board recommends a vote “For” this Proposal 4.

NOTICE PURSUANT TO SECTION 78.0296 OF NEVADA REVISED STATUTES

On October [ ], 2019, the Board adopted resolutions to ratify certain corporate actions of the Board, some of which had been previously approved via email authorizations by some members of the Board. Notice of this ratification is being provided to our shareholders pursuant to Section NRS 78.0296 of the Nevada Revised Statutes. For more information regarding the corporate actions that were ratified, please contact our Corporate Secretary at 75 S. Clinton Ave., Suite 510, Rochester, NY 14604.

OTHER MATTERS

VerifyMe has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, VerifyMe will cancel your previously submitted proxy.

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ANNEX A

FORM OF CERTIFICATE OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

OF

VERIFYME, INC.

(Pursuant to NRS 78.385 and 78.390)

VerifyMe, Inc., a corporation organized and existing under the Nevada Revised Statutes, Chapter 78, does hereby certify as follows:

1.       That the name of the Corporation is VerifyMe, Inc. (the “Corporation”).

2.       That on October __, 2019, the board of directors of the Corporation unanimously adopted a resolution setting forth the following amendment to the Amended and Restated Articles of Incorporation, as amended (the “Articles of Incorporation”) of the Corporation, subject to the approval of the same by the shareholders of the Corporation in accordance with NRS 78.390:

Article III, Section 1 of the Amended and Restated Articles of Incorporation, as amended, is amended to read in its entirety as follows:

“Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is Seven Hundred Fifty Million (750,000,000), consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock”, with all such shares having a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is Six Hundred Seventy-Five Million (675,000,000). The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Seventy-Five Million (75,000,000). The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by a resolution of the board of directors of the Corporation pursuant to Section 3 of this Article III.

Effective as of _____________ [a.m./p.m.], Pacific Time, on the date this Certificate of Amendment to the Articles of Incorporation is filed with the Secretary of State of Nevada (the “Effective Time”), each ____________ shares of Common Stock issued and outstanding immediately prior to the Effective Time shall be combined and changed into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or any holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Shareholders who otherwise would be entitled to receive fractional shares of Common Stock because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of Common Stock to round up to the next whole share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, plus any additional fraction of a share of Common Stock to round up to the next whole share.”

A-1

3.       That the shareholders of the Corporation holding ___% of the voting power of the Corporation have approved the Amendment pursuant to NRS 78.385 and NRS 78.390.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Articles of Incorporation as of this ______ day of ________, 20__.

VERIFYME, INC.

Patrick White
Chief Executive Officer

A-1

PRELIMINARY PROXY STATEMENT

VerifyMe, Inc. Clint Square, 75 S. Clinton Ave. Suite 510 Rochester, NY 14604

VOTE BY INTERNET - www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on 11/18/19. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on 11/18/19. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:         ☒

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID  ONLY  WHEN  SIGNED  AND  DATED.

The Board of Directors recommends you vote FOR all listed nominees and FOR Proposals 2, 3 and 4					To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		For All	Withhold All	For All Except

1. Election of Directors		☐	☐	☐	________________________________

Nominees:

01) Norman Gardner	05) Scott Greenberg
02) Chris Gardner	06) Arthur Laffer
03) Marshall Geller	07) Patrick White
04) Howard Goldberg

	For	Against	Abstain

2. To authorize the Board of Directors to effect, in its discretion, a reverse stock split of the outstanding and treasury shares of the Company’s common stock at a ratio ranging from 1-for-25 to 1-for-120, to be determined by the Board of Directors, and to approve a corresponding amendment to the Amended and Restated Articles of Incorporation, as amended, to effect the reverse stock split.	☐	☐	☐

3. To ratify the selection of MaloneBailey, LLP as our independent registered public accounting firm for the year ending December 31, 2019.	☐	☐	☐

4.  To approve an adjournment of the Annual Meeting to a later date or time, if necessary, to permit further solicitation and vote of proxies if there are not sufficient votes at the time of the Annual Meeting to approve any of the proposals presented for a vote at the Annual Meeting.

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.
For address change/comments, mark here. (see reverse for instructions) ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2018 are available at www.proxyvote.com.

VERIFYME, INC. Annual Meeting of Stockholders November 19, 2019 10:00 AM This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Patrick White and Norman Gardner, as proxy, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of VerifyMe, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time on November 19, 2019, at the offices of Nason, Yeager, Gerson, Harris & Fumero, P.A., 3001 PGA Boulevard, Suite 305, Palm Beach Gardens, Florida 33410, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. If any other business is presented at the meeting, this proxy will be voted by the above-named proxies at the direction of the Board of Directors. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Address change / comments : ____________________________________________________________
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(If you noted any Address Changes and / or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side